Exhibit 99.1

APPROVAL OF AMENDED AND RESTATED 2012 EQUITY AND INCENTIVE COMPENSATION PLAN
(Proposal 4)
Background

The Company currently maintains the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan (2012 Plan), which was originally effective as of May 4, 2012. In February 2016, our Board of Directors adopted, subject to shareholder approval, the Amended and Restated Ryder System, Inc. 2012 Equity and Incentive Compensation Plan (Amended Plan), which is an amendment and restatement of the 2012 Plan.

Principal Changes

Shareholder approval of the Amended Plan is being sought in order to (i) authorize additional shares, (ii) extend the term of the Amended Plan until May 5, 2026, (iii) meet NYSE listing requirements, (iv) permit (but not require) certain awards under the Amended Plan to qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code and (v) make other appropriate changes.

The principal changes made by the Amended Plan are to:

•
Increase the number of shares of common stock reserved for issuance by an additional 3,200,000 shares. The number of shares reserved for issuance under the Amended Plan on or after May 6, 2016 will be equal to the sum of (i) 3,200,000 shares, plus (ii) the number of shares subject to outstanding awards under the 2012 Plan as of February 12, 2016 (2,022,048 shares), plus (iii) 267,265 shares, which is the number of shares available for grant of awards under the 2012 Plan as of February 12, 2016 subject to adjustments as described in the Amended Plan. This increase represents an additional 3,200,000 shares over the current share authorization of the 2012 Plan that will be available for awards under the Amended Plan.

•
Provide that the aggregate maximum grant date value that may be subject to awards granted to any non-employee director under the Amended Plan during any calendar year, including any cash fees payable to such non-employee director during the calendar year, will not exceed $500,000 in total value.

•
Impose a one year minimum vesting requirement for all stock-based awards; provided that up to 5% of the shares initially reserved for issuance under the Amended Plan (subject to adjustments as described in the Amended Plan) may be granted under stock-based awards that are not subject to such minimum vesting requirement.

•	Provide for double-trigger vesting in the event of a change of control, as described below.

•
Provide that for dividends and dividend equivalent rights that are intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, no participant may accrue in any calendar year with respect to performance awards granted to any individual employee dividends and dividend-equivalent rights that exceed $500,000 in total value.

•
Permit the Committee (defined below under "Description of the Amended Plan - Administration") to accelerate vesting of awards after the date of grant in connection with a participant’s death, disability, retirement, in the event of a change of control or certain other corporate transactions or events, or in other circumstances as the Committee deems appropriate.

•	Extend the term of the Amended Plan until May 5, 2026.

•	Modify the plan amendment provisions so that shareholders must approve any amendment to the Amended Plan that requires shareholder approval under applicable law, regulation or stock exchange rule.

•	Make other administrative changes and changes to comply with current law and best practices.

The Amended Plan will enable the Company to continue its compensation program that is intended to attract, motivate and retain experienced, highly-qualified directors, officers and other employees of the Company and its subsidiaries who will contribute to the Company’s financial success, and will align the interests of the directors, officers and other employees of the Company and its subsidiaries with those of its shareholders through the ability to grant a variety of stock-based and cash-based awards. The Amended Plan will serve as the umbrella plan for all of our stock-based and cash-based incentive compensation programs for directors, officers and other employees of the Company and its subsidiaries. If the shareholders approve the Amended Plan, awards granted under the Amended Plan will be governed by the terms of the Amended Plan. Awards previously granted under the 2012 Plan will continue to be governed by the terms of the 2012 Plan and the applicable award agreements, and the Committee shall administer such awards in accordance with the 2012 Plan, without giving effect to the amendments made pursuant to the Amended Plan.

The approval of the Amended Plan will not affect the Company’s ability to make stock-based or cash-based awards outside of the Amended Plan to the extent consistent with applicable law and stock exchange rules. It also does not govern the Company’s stock accumulation programs made available through the Company’s Stock Purchase Plan for Employees, 401(k) Savings Plan, and Directors Stock Plan (pursuant to which non-employee directors can elect to receive Company stock at fair market value in lieu of all or a portion of their annual cash retainer). If the Amended Plan is not approved by our shareholders at the Annual Meeting, only 267,265 shares will be available for grant of awards under the 2012 Plan, subject to adjustment as described in the Amended Plan.

Determination of Shares to be Available for Issuance
Based on the number of shares subject to outstanding grants under the 2012 Plan as of February 12, 2016, 267,265 shares remain available for grant under the 2012 Plan. The Board of Directors and its Compensation Committee believe that attracting and retaining directors, officers and other employees of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, the Board of Directors and its Compensation Committee believe that the number of shares available for issuance under the 2012 Plan is not sufficient for future grants in light of our compensation structure and strategy.
If this Proposal 4 is approved by the Company’s shareholders at the Annual Meeting, the maximum aggregate number of shares that may be issued on or after May 6, 2016 under the Amended Plan will be equal to the sum of (i) 3,200,000 shares, plus (ii) the number of shares subject to outstanding awards under the 2012 Plan as of February 12, 2016 (2,022,048 shares), plus (iii) 267,265 shares, which is the number of shares available for grant of awards under the Plan as of February 12, 2016, subject to adjustments as described in the Amended Plan.
As is the case under the 2012 Plan, the number of shares of Company common stock reserved for issuance under the Amended Plan will be reduced on a one-for-one basis for each share of stock issued under the Amended Plan pursuant to a stock option or stock appreciation right and will be reduced by a fixed ratio of two shares for each share of stock issued under the Amended Plan pursuant to a stock award or stock unit. For example, if shares are issued pursuant to an award of 1,000 stock units, the share reserve under the Amended Plan will be reduced by 2,000 shares.
When deciding on the number of shares to be available for awards under the Amended Plan, the Board of Directors considered a number of factors, including the number of shares currently available under the 2012 Plan, the Company’s past share usage (“burn rate”), the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with the Company’s equity award practices, and input from the Company’s shareholders and shareholder advisory firms.
Dilution Analysis
As of February 12, 2016, the Company’s capital structure consisted of 53,679,316 shares of common stock outstanding. As described above, 267,265 shares remain available for grant of awards under the 2012 Plan as of February 12, 2016. The proposed share authorization is a request for 3,200,000 additional shares to be available for awards under the Amended Plan. The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for 3,200,000 additional shares to be available for awards under the Amended Plan. The additional 3,200,000 shares represent 5.37% of fully diluted shares of Company common stock, including all shares that will be authorized under the Amended Plan, as described in the table below. The Board of Directors believes that the increase in shares of common stock under the Amended Plan represents a reasonable amount of potential equity dilution, which will allow the Company to continue awarding equity awards, and that equity awards are an important component of the Company’s equity compensation program.

Potential Overhang with 3,200,000 Additional Shares

Stock Options Outstanding as of February 12, 2016(1)	1,768,891
Weighted Average Exercise Price of Stock Options Outstanding as of February 12, 2016	$64.55
Weighted Average Remaining Term of Stock Options Outstanding as of February 12, 2016	7.5 years
Outstanding Full Value Awards as of February 12, 2016(1)(2)	693,552
Total Equity Awards Outstanding as of February 12, 2016(1)	2,462,443
Shares Available for Grant under the 2012 Plan as of February 12, 2016	267,265
Additional Shares Requested	3,200,000

Total Potential Overhang under the Amended Plan (and all predecessor employee and non-employee director equity compensation plans)	5,929,708
Shares of Common Stock Outstanding as of February 12, 2016	53,679,316
Fully Diluted Shares of Common Stock	59,609,024
Potential Dilution of 3,200,000 shares as a Percentage of Fully Diluted Shares of Common Stock	5.37%

1	Represents the number of outstanding awards under all equity plans other than the Stock Purchase Plan for Employees.

2
The 693,552 Full Value Awards were comprised of: (a) 336,159 TBRSRs granted to employees, (b) 194,943 PBRSRs granted to employees, (c) 156,805 RSUs granted to non-employee directors and (d) 5,645 shares were granted to non-employee directors in lieu of a cash retainer.

The Fully Diluted Shares of Common Stock in the foregoing table consist of the Shares of Common Stock Outstanding as of February 12, 2016 plus the Total Potential Overhang under the Amended Plan (and all predecessor employee and non-employee director equity compensation plans). The Outstanding Full Value Awards in the foregoing table are measured at target for the outstanding performance-based awards. Certain performance-based stock awards can be paid at 0% to 125% of target. All dividend equivalent rights are paid in cash.

Based on our current equity award practices, the Board of Directors estimates that the authorized shares under the Amended Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately four years, in amounts determined appropriate by the Committee, which will administer the Amended Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our common stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.
Burn Rate
The table below sets forth the following information regarding the awards granted under the 2012 Plan and all predecessor employee and non-employee director equity compensation plans of the Company: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:
(i) the sum of (x) all stock options granted in the applicable year, (y) all time-based stock units and stock awards granted in the applicable year, multiplied by 2.5 (which represents a premium on full value share awards based on our annual stock price volatility), and (z) the number of all performance-based stock units and stock awards earned in the applicable year, multiplied by 2.5, divided by
(ii) the weighted average number of shares of common stock outstanding for the applicable year.
Dividend equivalents are not included in the burn rate calculation, because dividend equivalents under the outstanding awards are paid only in cash and are not paid in shares of common stock.

Burn Rate

Element	2015	2014	2013	Three-Year Average 52,322,421
Time-Based Stock Units and Stock Awards Granted	90,282	186,233	156,382
Performance-Based Stock Units and Stock Awards Earned	59,985	45,726	0
Total Full Value Awards x 2.5	375,668	579,898	390,955
Stock Options Granted	362,420	406,430	391,190
Total Full Value Awards x 2.5 and Stock Options Granted	738,088	986,328	782,145
Weighted Average Shares of Common Stock Outstanding as of December 31	52,814,248	52,536,311	51,616,705
Burn Rate	1.40%	1.88%	1.52%	1.60%

The burn rate means that we used an annual average of 1.60% of the weighted average shares outstanding for awards granted (or in the case of performance-based awards, earned) over the past three years under the 2012 Plan (and all predecessor employee and non-employee director equity compensation plans).
The following table shows the number of stock units and stock awards granted in a year, as well as the number of performance-based stock units and stock-awards earned in a year. The performance-based stock units and stock awards earned and eligible to be earned are based on the number of shares earned and eligible to be earned for the three-year performance period ending in the applicable year. The number of performance-based stock units and stock awards earned and eligible to be earned in 2013 and 2014 include awards granted under the 2005 Equity Compensation Plan.

Element	2015	2014	2013
Time-Based Stock Units and Stock Awards Granted in the Applicable Year	90,282	186,233	156,382
Performance-Based Stock Units and Stock Awards Granted in the Applicable Year	54,950	64,210	70,100
Total Grants of Stock Units and Stock Awards	145,232	250,443	226,482
Performance-Based Stock Units and Stock Awards that were eligible to be Earned in the Applicable Year (at maximum performance)	87,625	116,300	143,940
Performance-Based Stock Units and Stock Awards Earned in the Applicable Year	59,985	45,726	0

The Board of Directors believes that the Company’s executive compensation program, and particularly the granting of equity awards, allows us to align the interests of directors, officers and other employees of the Company and its subsidiaries who are selected to receive awards with those of our shareholders. The Amended Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain directors, officers and other employees who we expect will contribute to our financial success. The Board of Directors believes that awards granted pursuant to the Amended Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the Amended Plan.

Description of the Amended Plan

The following is a brief description of the material features of the Amended Plan. This description is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration. The Compensation Committee (or another committee appointed by the Company’s Board of Directors and generally consisting of persons who are “non-employee directors,” as defined under Rule 16b-3 under the Exchange Act, “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code and “independent directors” under the applicable stock exchange rules) (in either case, the “Committee”) will administer the Amended Plan. The Committee will have the authority to select award recipients, determine the type, size and other terms and conditions of awards, and make all other decisions and determinations as may be required under the terms of the Amended Plan or as the Committee may deem necessary or advisable for the administration of the Amended Plan. The Committee will be permitted to delegate to one or more senior executives of the Company the authority to make grants of awards to officers (other than executive officers) and employees of the Company and such other administrative responsibilities as the Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable NYSE rules. The Committee’s determinations under the Amended Plan and the award agreements do not need to be uniform and any such determinations may be made by the Committee selectively among participants.

Eligibility. Officers, employees and non-employee directors of the Company and its subsidiaries and other individuals who provide services for the Company or any subsidiary are eligible to be selected as award recipients. The Company has approximately 2,144 employees (including all the Company’s officers) and 10 non-employee directors who are currently eligible to receive awards under the Amended Plan. Of the eligible employees, approximately 2,144 are eligible for cash-based awards and, of those 2,144 employees, approximately 460 employees are also eligible for stock-based awards under the Amended Plan.

Type of Awards. The Committee is authorized to grant awards payable in either our shares or cash, including options to purchase shares, restricted shares, bonus shares, stock appreciation rights, restricted stock units, performance units and dividend equivalents. Awards may be granted alone or in combination with any other award granted under the Amended Plan or any other plan.

Terms and Conditions of Awards. The Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions); provided that (i) no award will expire more than ten years (or, in the case of incentive stock options (discussed below) granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, five years) from the date of grant; (ii) except with respect to Substitute Awards discussed below, awards granted as stock options or stock appreciation rights may not have an exercise price that is less than 100% (or, in the case of incentive stock options (discussed below) granted to any holder of at least 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, 110%) of the fair market value of the shares on the date of grant; (iii) dividend equivalents will not be paid with respect to any other unvested performance shares or units (provided that dividend equivalents may accrue on such unvested awards, and be paid to the extent the shares vest); (iv) no dividend equivalents may be granted with respect to stock options or stock appreciation rights; (v) stock-based awards granted under the Amended Plan will vest over a period that is not less than one year from the date of grant; provided that up to 5% of the shares reserved for issuance under the Amended Plan (subject to adjustment as described below) may be granted under awards that are not subject to the minimum vesting period; (vii) the Committee has the authority to accelerate vesting in connection with a participant’s death, disability, retirement, in the event of a change of control or certain other corporate transactions or events pursuant to which awards may be adjusted under the adjustment provisions; of the Amended Plan (as described below), or in other circumstances as the Committee deems appropriate and (viii) any awards granted to non-employee directors will be granted on a non-discretionary basis based on a formula approved by the Committee.

The types of awards that may be granted under the Amended Plan include the following:

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of Ryder common stock at an exercise price established at the date of grant. Stock options may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Internal Revenue Code). The exercise price of any stock option may not be less than the fair market value of the Ryder common stock on the date of grant. A stock appreciation right (SARs) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of Ryder common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR (which exercise price shall not be less than the fair market value of the Ryder common stock on the date of grant). The Committee will specify at the time an option or SAR is granted, when, and in what proportions, an option or SAR becomes vested and exercisable.

Restricted Stock and Restricted Stock Units. An award of restricted stock is an issuance of shares of Ryder common stock that is subject to certain restrictions established by the Committee and to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time). Recipients of restricted stock have limited rights to the stock until the restrictions are satisfied but may be entitled to vote the restricted stock and to exercise other shareholder rights. Thus, upon grant, the shares may be included in the Company’s total number of shares outstanding and accrue and pay dividends. An award of restricted stock units (RSUs) entitles the recipient to receive shares of Ryder common stock at a later date once the holder has satisfied certain requirements. At that time, the shares will be delivered and the recipient will be entitled to all shareholder rights. Thus, upon grant, the shares of common stock covered by the RSUs are not considered issued and are not included in the Company’s total number of shares outstanding until all conditions have been satisfied. Dividend equivalents may accrue, or be paid, on RSUs at the discretion of the Committee.

Performance-Based Awards. The Committee may grant performance awards, which may be cash- or stock-based. The Committee may grant performance awards that are intended to satisfy the requirements of “qualified performance-based compensation” to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, but the Committee is not required to grant performance awards intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Committee will set the performance goals used to determine the amount payable pursuant to a performance award. If the awards are intended to satisfy the requirements of “qualified performance-based compensation” in order to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following: earnings per share; revenues; cash flow; cash flow return on investment; return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; economic value added; operating margins or profit margins; income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and unusual or infrequently occurring or special items; net income; total stockholder return or stock price; book value per share; expense management; improvements in capital structure; working capital; and costs. Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, divisions, or other business units, and may be with fixed, quantitative targets; targets relative to past performance; or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.
Aggregate Limitation on Stock-Based Awards. The aggregate number of shares that may be issued under the Amended Plan after May 6, 2016 will be equal to the sum of (i) 3,200,000 shares, plus (ii) the number of shares subject to outstanding awards under the 2012 Plan as of February 12, 2016 (2,022,048 shares) plus (iii) 267,265 shares, which is the number of shares available for grant of awards under the Plan as of February 12, 2016, subject to adjustments as described in the Amended Plan. All of the authorized shares may be granted as incentive stock options.

The Amended Plan has the following rules for counting shares against the Amended Plan’s share reserve:

•
For each share that is delivered pursuant to a full value award (that is, a stock-based award other than a stock option or SAR), the aggregate share limit under the Amended Plan will be reduced by two shares.

•	For each share that is delivered pursuant to a stock option or SAR, the aggregate share limit under the Amended Plan will be reduced by one share.

•
If and to the extent that stock options or SARs granted under the Amended Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any full value awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such awards will again be available for grants under the Amended Plan.

•
If SARs are granted, the full number of shares subject to the SARs will be considered issued under the Amended Plan and will reduce the aggregate share limit on a 1:1 ratio, without regard to the number of shares actually delivered upon exercise of the SARs.

•
Shares withheld for payment of the exercise price of a stock option, and shares withheld for payment of taxes with respect to stock options and SARs, will not be available for re-issuance under the Amended Plan and will reduce the aggregate share limit on a 1:1 ratio.

•
In contrast, shares withheld or tendered to the Company by a participant for payment of taxes with respect to full value awards will not reduce the aggregate share limit and will be available for re-issuance under the Amended Plan.

•	To the extent that any stock-based awards are paid in cash, and not in shares, such awards will not reduce the aggregate share limit.

Shares delivered under the Plan may be newly issued shares, reacquired shares, including shares acquired on the market, or treasury shares. In the event of our acquisition of any company, outstanding equity grants with respect to stock of the acquired company may be assumed or replaced with awards under the Amended Plan. Outstanding awards that are assumed or replaced by awards under the Amended Plan in connection with an acquisition, referred to as Substitute Awards, will not reduce the Amended Plan’s aggregate share limit. The terms of any such Substitute Award will be determined by the Committee and may include exercise prices or base prices that are different from those otherwise described in the Amended Plan. If the Company assumes a shareholder approved equity plan from an acquired company, any shares of common stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the Amended Plan and will not reduce the Amended Plan’s aggregate share limit.

Per Participant Limitations. The following limitations are set forth in the Amended Plan:

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In any calendar year, no participant may be granted stock-based awards (including, for the avoidance of doubt, stock options and stock appreciation rights) that relate to more than 500,000 shares, subject to adjustments as described in the Amended Plan.

•	In any calendar year, no participant may be granted cash-based awards (excluding dividend-equivalent rights) that can be settled for more than $5,000,000 in the aggregate.

•
For dividends and dividend equivalent rights that are intended to satisfy the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, no participant may accrue in any calendar year with respect to performance awards granted to any individual employee dividends and dividend-equivalent rights that exceed $500,000 in total value.

•
The maximum grant date value of shares subject to awards granted to any non-employee director during any one calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, will not exceed $500,000 in total value.

Adjustments. In the event of a large, special or non-recurring dividend or distribution, recapitalization, stock dividend, spin-off, combination or exchange of shares, repurchase liquidation, dissolution, reorganization, business combination, or other similar corporate transaction or event affecting the Company’s common stock (including a change of control), the Committee shall adjust the number and kind of shares subject to the aggregate and individual share limitations described above. The Committee may also adjust outstanding awards upon occurrence of these events in order to preserve the award without enhancing the value of the award. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award. The Committee will make such substitutions or adjustments, including as described above, as it deems fair and equitable as a result of any share dividend or split declared by the Company. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Effect of Change of Control. The Amended Plan provides for “double-trigger vesting” after a change of control.

Unless otherwise provided in the applicable award agreement, if a change of control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), (i) all outstanding awards that are not exercised or paid at the time of the change of control will be assumed by, or replaced with awards that have comparable terms and value by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and (ii) any performance-based awards will be deemed earned at the greater of target level and the actual performance level as of the date of the change of control with respect to all open performance periods, and will continue to be subject to time-based vesting following the change of control.

Unless the Committee determines otherwise or as provided in the applicable award agreement, if a participant’s employment is terminated by us without cause or by the participant for good reason, in either case, upon or within 24 months following the change of control, the participant’s outstanding awards will become fully vested as of the date of termination.

In addition, the Committee, in its discretion, may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) determine that participants will receive a payment in settlement of outstanding stock units, cash awards or dividend equivalents in such amount and form as may be determined by the Committee; (ii) require that participants surrender their outstanding stock options and SARs in exchange for a payment, in cash or stock as determined by the Committee, equal to the amount (if any) by which the fair market value of the shares of common stock subject to the unexercised stock option and SAR exceed the stock option exercise price or base price; and (iii) modify the terms of awards to add events, conditions or circumstances upon which vesting of such awards or lapse of restrictions thereon will accelerate. Any such surrender, termination or payment will take place as of the date of the change of control or such other date as the Committee may specify. If the per share fair market value of our stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR.

Under the Amended Plan, “change of control” means:

•	Any individual, entity or group, other than the Company or an employee benefit plan sponsored by the Company or its subsidiaries, becomes the beneficial owner of more than 30% of our voting stock;

•
Individuals who, as of May 4, 2012, constituted our Board of Directors (referred to as the incumbent board) cease to constitute at least a majority of our Board of Directors. Any individual who becomes a director after such date and whose election or nomination was approved by a vote or by approval of the proxy statement in which such person is named as a nominee for director, without written objection to such nomination, of at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board of Directors in connection with an actual or threatened election contest or settlement of an actual or threatened election contest will be considered to be a member of the incumbent board;

•
Consummation of a reorganization, merger or consolidation of the Company, unless, following such transaction, (i) our shareholders immediately before the transaction own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their ownership immediately before the transaction, (ii) any individual or entity (excluding the corporation resulting from the transaction or any employee benefit plan or plans of the Company or such corporation) beneficially owns 30% or more of the voting stock of the corporation resulting from the transaction and (iii) at least a majority of the Board of Directors of the corporation resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement or action of the Board of Director providing for such transaction;

•	Consummation of a sale of all or substantially all of the Company’s assets; or

•	Shareholder approval of a liquidation or dissolution of the Company.
The Committee may provide a different definition of change of control in an award agreement if it determines a different definition is necessary or appropriate, including to comply with Section 409A of the Internal Revenue Code.
Restrictions on Repricing. We may not, without obtaining shareholder approval, (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of such outstanding stock options or base price of such SARs, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except in connection with a corporate transaction involving the Company (including a change of control). No stock options or stock appreciation rights will be granted with automatic reload features.
Clawback Policy. All awards made under the Amended Plan shall be subject to the applicable provisions of the Company’s clawback or recoupment policies, share trading policies, share holding and other policies that may be implemented and approved by the Board of Directors, as such policy may be in effect from time to time.
Amendment, Termination. The Board may amend, suspend, discontinue, or terminate the Amended Plan or the Committee’s authority to grant awards under the Amended Plan without shareholder approval, provided that shareholder approval will be required for any amendment that will require shareholder approval as a matter of law or regulation or under the NYSE rules. Unless earlier terminated, the Amended Plan will terminate ten years after its approval by shareholders.
U.S. Federal Income Tax Implications of the Amended Plan
The U.S. federal income tax consequences arising with respect to awards granted under the Amended Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.
Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Internal Revenue Code, and the requirements of Section 409A of the Internal Revenue Code are not satisfied. The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards granted to U.S. taxpayers under the Amended Plan.

This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
New Plan Benefits under the Amended Plan
Future benefits under the Amended Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable. The last reported sale price of a share of our common stock on March 7, 2016 was $62.82 per share.
The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table of this proxy statement and the various indicated individuals and groups, the awards granted between January 1, 2015 and December 31, 2015.

Name	Title	Dollar Value of Cash Awards($) (1)	Stock Awards (2)	Option Awards (3)

Robert E. Sanchez	Chair and Chief Executive Officer	ACIA: 1,153,285 PBCA: 769,931	16,470	83,425
Art A. Garcia	Executive Vice President and Chief Financial Officer	ACIA: 352,654 PBCA: 180,032	3,850	19,500
Dennis C. Cooke	President, Global Fleet Management Solutions	ACIA: 533,072 PBCA: 199,766	4,280	21,670
Gregory F. Greene	Executive Vice President and Chief Administrative Officer	ACIA: 307,553 PBCA: 160,206	3,420	17,335
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary	ACIA: 307,553 PBCA: 160,206	3,420	17,335
All current executive officers as a group (10 persons)		ACIA: 4,103,663 PBCA: 1,896,616	40,565	205,490
All current directors who are not executive officers as a group (10 persons)		0	11,370	0
All employees, including current officers who are not executive officers, as a group persons (2,144 persons)		ACIA: $44,264,229 PBCA: $6,034,146	PBRSR: 15,525 TBRSR: 74,109	156,930

1
 Represents the dollar amounts of ACIAs and PBCAs granted in 2015 assuming they are earned at target. See the 2015 Grant of Plan Based Awards Table above for details of these cash-based awards granted to the named executive officers. See footnote 3 to the Summary Compensation Table for actual amounts earned under the ACIAs and PBCAs in 2015 for the named executive officers. The actual amount paid to all current executive officers as a group under the 2015 ACIAs was $4,103,663 and the actual amount paid to all employees including current officers who are not executive officers as a group under the 2015 ACIAs was $44,264,229. In 2015, 2,144 employees, including our executive officers, received ACIAs and 460 employees, including our executive officers, received PBCAs.

2
Represents the number of shares payable if the PBRSRs granted to executive officers are earned at target, the number of shares subject to TBRSRs granted to employees who are not executive officers and the number of RSUs granted to non-employee directors, as applicable. See the 2015 Director Compensation Table for details regarding the RSUs granted to the non-employee directors. In 2015, 450 employees received TBRSRs and 65 employees, including our executive officers, received PBRSRs. In 2015, none of our executive officers received TBRSRs.

3	Represents the number of shares underlying options granted in 2015. See the 2015 Grant of Plan Based Awards Table for details of the options granted to the named executive officers.
The Board of Directors recommends a vote FOR approval of the Amended and Restated 2012 Equity and Incentive Compensation Plan.